Registration No. 333-____________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NORTHWESTERN CORPORATION

d/b/a

NORTHWESTERN ENERGY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

46-0172280

(I.R.S. Employer Identification No.)

3010 W. 69th Street, Sioux Falls, SD	57108
(Address of Principal Executive Offices)	(Zip Code)

NorthWestern Energy Employee Stock Purchase Plan

(Full Title of the Plans)

Miggie E. Cramblit

Vice President, General Counsel and Corporate Secretary

NorthWestern Corporation

3010 W. 69th Street

Sioux Falls, South Dakota 57108

(Name and Address of Agent for Service)

(605) 978-2940

Telephone Number, Including Area Code, of Agent for Service

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☒           Accelerated Filer ☐

 Non-accelerated Filer ☐  (Do not check if a smaller reporting company)         Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock	500,000	$20.815	$10,407,500	$581

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as a result of a change in capitalization affecting the Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and based upon the average of the high and low prices for such stock on the New York Stock Exchange on April 22, 2009.

INFORMATION REQUIRED PURSUANT TO

GENERAL INSTRUCTION E TO FORM S-8

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I to be contained in a Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)	The Registrant’s annual report on Form 10-K for the year ended December 31, 2008, filed on February 13, 2009;
(b)	The Registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed on April 22, 2009;
(c)	The Registrant’s current reports on Form 8-K filed on January 29, 2009; February 6, 2009; February 20, 2009; March 19, 2009; March 26, 2009; and April 23, 2009; and
(d)

The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A12B filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) on April 3, 2008, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this registration statement, and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered by this registration statement have been sold or which deregisters all such shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in and to be a part of this registration statement from the date of filing of such documents.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Officers and Directors.

As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “DGCL”), as amended, the Registrant’s certificate of incorporation includes a provision limiting or eliminating the personal liability of directors of the corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except to the extent that such elimination or limitation is not permitted under the DGCL. Currently, the DGCL permits such elimination or limitation except where the director (a) breached his/her duty of loyalty to the corporation or its stockholders, (b) acted not in good faith or in knowing violation of a law, (c) authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or (d) obtained an improper personal benefit from a transaction.

Section 145 of the DGCL permits a corporation to indemnify a person who was or is a party or is threatened to be made a party to any threatened, pending or completed third party proceeding, other than an action by or in the right of the Registrant, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was unlawful. In a derivative action (one by or in the right of the corporation), the corporation is permitted to indemnify any of its directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that the corporation shall not indemnify such person if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that such person is fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability. To the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonable incurred. The rights granted under this section of the DGCL are not exclusive of any other rights to which such person is entitled. The corporation may purchase and maintain insurance on behalf of such persons against any liability asserted against or incurred by such persons in any capacity as or arising out of such persons’ status as an director, officer, employee or agent of the corporation.

Article 6 of the Registrant’s Amended and Restated Certificate of Incorporation and Article V of the Registrant’s Bylaws provide for indemnification of the Registrant’s officers and directors to the fullest extent provided by the DGCL and other applicable laws as currently in effect and as they may be amended in the future.

The Registrant will also advance expenses prior to final disposition of an action, suit or proceeding upon the receipt of an undertaking by the director or officer to repay such amount if such director or officer is not entitled to indemnification.

The directors and officers of the Registrant are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

See attached exhibit index.

Item 9.	Undertakings.
The undersigned Registrant hereby undertakes:

(1)       To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)        To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended ;

(b)       To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and ExchangeCommission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)        To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)       That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)       To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)       That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(4)       That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Butte, State of Montana on this 23rd day of April, 2009.

NORTHWESTERN CORPORATION
(Registrant)
/s/ Robert C. Rowe
Robert C. Rowe
President and Chief Executive Officer
(Principal Executive Officer)

            We, the undersigned officers and directors of NorthWestern Corporation, hereby constitute and appoint Robert C. Rowe and Brian B. Bird, and each of them individually, as our true and lawful attorney-in-fact and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement, and any and all applications and instruments pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Robert C. Rowe
Robert C. Rowe	President and Chief Executive Officer and Director (Principal Executive Officer)	April 23, 2009
/s/ Brian B. Bird
Brian B. Bird	Vice President and Chief Financial Officer (Principal Financial Officer)	April 23, 2009
/s/ Kendall G. Kliewer
Kendall G. Kliewer	Vice President and Controller (Principal Accounting Officer)	April 23, 2009
/s/ E. Linn Draper, Jr.
E. Linn Draper, Jr.	Director	April 23, 2009
/s/ Stephen P. Adik
Stephen P. Adik	Director	April 23, 2009
/s/ Dorothy M. Bradley
Dorothy M. Bradley	Director	April 23, 2009
/s/ Dana J. Dykhouse
Dana J. Dykhouse	Director	April 23, 2009
/s/ Julia L. Johnson
Julia L. Johnson	Director	April 23, 2009
/s/ Philip L. Maslowe
Philip L. Maslowe	Director	April 23, 2009
/s/ D. Louis Peoples
D. Louis Peoples	Director	April 23, 2009

EXHIBIT INDEX TO FORM S-8

Exhibit Number	Description
4.1	NorthWestern Energy Employee Stock Purchase Plan (incorporated by reference to Appendix I of NorthWestern Corporation’s Proxy Statement filed on March 9, 2009, File No. 001-10499)
23.1	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on the signature page of this Registration Statement)